UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 North Sam Houston Parkway East, Suite 400 Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-618-0400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2009, the Board of Directors of Helix Energy Solutions Group, Inc. (“Helix”) elected Nancy K. Quinn to join Helix’s Board. Ms. Quinn will serve as a Class III Director whose term will expire at Helix’s annual shareholder meeting in 2011, and she will serve on the Audit Committee and the Corporate Governance and Nominating Committee. Ms. Quinn is a principal of Hanover Capital LLC, a privately-owned advisory firm that provides financial and strategic services to clients in the energy and natural resources industries. She has 27 years of experience in investment banking. Ms. Quinn currently serves on the board of directors of Endeavour International Corporation and Atmos Energy Corporation. Ms. Quinn was not selected as a director pursuant to any arrangements or understandings between Ms. Quinn, Helix or any other person. In addition, there are no material or related party transactions between Ms. Quinn and Helix.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2009

HELIX ENERGY SOLUTIONS GROUP, INC.

	By:	/s/ Anthony Tripodo
Anthony Tripodo Executive Vice President and Chief Financial Officer